Exhibit 4.1
EXECUTION VERSION
WESTWOOD ONE, INC.
FIFTH AMENDMENT TO SECURITIES PURCHASE AGREEMENT
THIS FIFTH AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this “Amendment”), is made and entered into as of April 29, 2011, by and among Westwood One, Inc., a Delaware corporation (the “Company”), the Subsidiaries of the Company set forth on the signature pages hereto (collectively, the "Subsidiary Guarantors”), and the financial institutions that hold the Notes (collectively, the "Noteholders”). Capitalized terms used and not defined herein have the respective meanings ascribed thereto in the Securities Purchase Agreement (defined below).
WITNESSETH:
WHEREAS, the Company and the Noteholders are parties to that certain Securities Purchase Agreement, dated as of April 23, 2009, as amended by that certain Waiver and First Amendment to Securities Purchase Agreement, dated as of October 14, 2009, that certain Second Amendment to Securities Purchase Agreement, dated as of March 30, 2010 (the “Second Amendment to Securities Purchase Agreement”), that certain Third Amendment to Securities Purchase Agreement and First Amendment to Investor Rights Agreement, dated as of August 17, 2010 and that certain Waiver and Fourth Amendment to Securities Purchase Agreement, dated as of April 12, 2011 (as so amended and in effect on the date hereof, the “Existing Securities Purchase Agreement” and as in effect after giving effect to this Amendment and as may be further, amended, restated or otherwise modified from time to time, the “Securities Purchase Agreement”), pursuant to which the Company issued $117,500,000 of its 15% Senior Secured Notes due July 15, 2012 (the “Notes”);
WHEREAS, the Company is also party to a certain Credit Agreement, dated as of April 23, 2009 (as amended from time to time, the “Credit Agreement”) with Wells Fargo Capital Finance, LLC (formerly known as Wells Fargo Foothill, LLC), as the Arranger and Administrative Agent, and the other financial institutions or entities from time to time parties thereto (the “Banks”);
WHEREAS, in connection with the Existing Securities Purchase Agreement, The Bank of New York Mellon, as collateral agent for the benefit of itself and the Noteholders (together with its successors and assigns in such capacity, the “Collateral Trustee”), has been granted a lien on and security interest in all real and personal property of the Company and its Restricted Subsidiaries to secure the prompt payment and performance of the obligations evidenced by the Notes;

WHEREAS, the Company has informed the Collateral Trustee and the Noteholders that it has entered into a Stock Purchase Agreement, dated as of April 29, 2011 (the “Stock Purchase Agreement”), by and between the Company and Clear Channel Acquisition LLC (the “Purchaser”), pursuant to which, among other things, Purchaser will purchase from the Company all of the issued and outstanding Equity Interests of Metro Networks, Inc., a Delaware corporation (“Metro Network”), SmartRoute Systems, Inc., a Delaware corporation (“SmartRoute”) and TLAC, Inc., a Delaware corporation (“TLAC”, and together with Metro Network and SmartRoute, collectively, the “Sold Entities”), held by the Company, but excluding the Excluded Assets (as defined in the Stock Purchase Agreement as in effect on the date hereof) which have been transferred, assigned and conveyed to the Company or an Affiliate of the Company (other than the Sold Entities) on or prior to the date hereof (the sale of the Sold Entities and the other transactions contemplated by the Stock Purchase Agreement, the “Traffic Sale Transaction”);
WHEREAS, the Traffic Sale Transaction is not permitted by various provisions of the Existing Securities Purchase Agreement and the Credit Agreement and the Company has requested that (a) the Noteholders and the Banks consent to the Traffic Sale Transaction, (b) the Noteholders amend certain terms and provisions of the Existing Securities Purchase Agreement as more particularly provided herein, (c) the Banks amend certain terms and provisions of the Credit Agreement as more particularly provided in that certain Sixth Amendment to Credit Agreement (the “Sixth Bank Amendment”), dated as of April 29, 2011, by and among the Company and the Banks, and (d) in connection with the Traffic Sale Transaction, the Collateral Trustee release its Liens on (i) all of the personal property and assets of the Sold Entities, Metro Networks Communications, Inc., a Maryland corporation (“Metro Communications”), Metro Networks Services, Inc., a Delaware corporation (“Metro Services”) and Metro Networks Communications Limited Partnership, a Delaware limited partnership (“Metro LP” and together with the Sold Entities, Metro Communications and Metro Services, collectively, the “Traffic Subsidiaries”) granted pursuant to the terms of the Security Documents, (ii) the Equity Interests of each Traffic Subsidiary pledged by the Company and certain of such Traffic Subsidiaries pursuant to the terms of the Security Documents, and (iii) the FCC Licenses (as defined in the Stock Purchase Agreement as in effect on the date hereof) being transferred in the Traffic Sale Transaction, in each case other than the Liens on the Excluded Assets (as defined in the Stock Purchase Agreement as in effect on the date hereof) (collectively, the “Purchased Assets”); and
WHEREAS, subject to the satisfaction of the conditions set forth in Section 2 hereof, the Noteholders are willing to (a) consent to the Traffic Sale Transaction and the release by the Collateral Trustee of all Liens on the Purchased Assets and (b) instruct the Collateral Trustee to release all Liens on the Purchased Assets and amend such provisions of the Existing Securities Purchase Agreement on the terms and conditions set forth herein;
NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are hereby acknowledged, the Company and the Noteholders agree as follows:

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1. Amendments to Securities Purchase Agreement. The Existing Securities Purchase Agreement is hereby amended as follows (the “Securities Purchase Agreement Amendments”):
(a) Section 8.9 of the Existing Securities Purchase Agreement is hereby deleted in its entirety.
(b) Section 9.2 of the Existing Securities Purchase Agreement is hereby amended and restated in its entirety to read as follows:
“Section 9.2. Merger, Consolidation, Etc. Except for the Traffic Sale Transaction, the Company will not, and will not permit any Restricted Subsidiary to, consolidate with or merge with any other Person or convey, transfer, sell or lease all or substantially all of its assets in a single transaction or series of transactions to any Person, unless:
(a) if the Company or such Restricted Subsidiary is not the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer, sale or lease all or substantially all of the assets of the Company or such Restricted Subsidiary as an entirety, as the case may be, such successor, survivor or Person, as applicable, is a corporation, limited liability company or limited partnership organized and existing under the laws of the United States or any state thereof (including the District of Columbia), and:
(i) in the case of any such transaction involving the Company, such corporation, limited liability company or limited partnership shall, on a consolidated basis with each other Subsidiary of such corporation, limited liability company or limited partnership obligated in respect of the Notes, (A) be solvent, or (B) be no more insolvent than the extent to which the Company and its Restricted Subsidiaries were insolvent immediately prior to giving effect to such transaction;
(ii) in the case of any such transaction involving a Restricted Subsidiary, such corporation, limited liability company or limited partnership shall, on a consolidated basis with the Company and its other Restricted Subsidiaries, (A) be solvent, or (B) be no more insolvent than the extent to which the Company and its Restricted Subsidiaries were insolvent immediately prior to giving effect to such transaction; and
(iii) such corporation, limited liability company or limited partnership shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of (A) this Agreement, the Notes and the applicable Financing Documents to which the Company is a party in the case of any such transaction involving the Company, and (B) the Amended and Restated Guarantee and the applicable Financing Documents to which such Restricted Subsidiary is a party in the case of any such transaction involving a Subsidiary Guarantor (which assumption shall, in each case, be satisfactory in form and substance to the Required Holders).

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(b) in the case of any such transaction involving the Company, each Subsidiary Guarantor (to the extent in existence following such transaction) shall have reaffirmed its obligations under the Amended and Restated Guarantee; and
(c) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.”
(c) Section 9.3 of the Existing Securities Purchase Agreement is hereby amended and restated in its entirety to read as follows:
“Section 9.3. [Intentionally Omitted.]”
(d) Section 9.4 of the Existing Securities Purchase Agreement is hereby amended by deleting the word “and” immediately following clause (f) thereof, by deleting the period at the end of clause (g) thereof and inserting “; and” in lieu thereof and inserting a new clause (h) to read as follows:
“(h) other Debt of the Company and the Restricted Subsidiaries to any Person, so long as such Debt is subordinated to the Secured Obligations (as defined in the Amended and Restated Intercreditor and Collateral Trust Agreement) on terms substantially similar as reasonably determined in good faith by the Company to the terms upon which the obligations of the Company in respect of the New Term Loans are subordinated to the Secured Obligations (as defined in the Amended and Restated Intercreditor and Collateral Trust Agreement) pursuant to the New Term Loan Subordination Agreement;”
(e) Section 9.5 of the Existing Securities Purchase Agreement is hereby amended by deleting the word “and” at the end of clause (j) thereof, deleting the period at the end of clause (k) thereof and inserting “; and” in lieu thereof and inserting the following new clause (l) at the end thereof to read as follows:
“(l) other Liens securing Debt permitted by Section 9.4(h), provided that such Liens are subordinated in right of priority to the Liens on the Collateral granted in favor of the Collateral Trustee for the benefit of itself and the holders of the Notes pursuant to the terms of the Security Documents.”
(f) Section 9.6 of the Existing Securities Purchase Agreement is hereby amended and restated in its entirety to read as follows:
“Section 9.6. [Intentionally Omitted.]”
(g) Section 9.9 of the Existing Securities Purchase Agreement is hereby amended and restated in its entirety to read as follows:

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“Section 9.9. Limitation on Sale of Assets. Except for the Traffic Sale Transaction (which, for the avoidance of doubt, shall not be a Disposition for purposes hereof), the Company will not, and will not permit any Restricted Subsidiary to, convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, notes receivables, account receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Restricted Subsidiary, issue, sell or otherwise dispose of (including, without limitation, by way of a merger or consolidation) any of such Restricted Subsidiary’s Equity Interests to any Person other than the Company or any wholly owned Restricted Subsidiary (any such conveyance, sale, lease, assignment, transfer or other disposition is hereinafter referred to as a “Disposition”), unless:
(a) the aggregate purchase price payable and/or other consideration in connection with any Disposition by the Company and/or any Restricted Subsidiary, together with the aggregate purchase price paid and/or other consideration in connection with all other Dispositions made during the period of 365 days ending on (and including) the date of such Disposition, does not exceed $250,000; or
(b) (i) to the extent the net book value of all properties or assets of the Company and its Restricted Subsidiaries that are the subject of a Disposition at any time, when combined with the aggregate net book value of all properties or assets of the Company and its Restricted Subsidiaries that were the subject of Dispositions (other than the Traffic Sale Transaction) made prior to such time and after the Fifth Amendment Effective Date, is less than or equal to 33% of Consolidated Total Assets determined as of the Fifth Amendment Effective Date (after giving effect to the Traffic Sale Transaction), the Company applies 100% of the Net Cash Proceeds from such Disposition to prepay the Notes pursuant to Section 7.3 hereof, or (ii) to the extent the aggregate net book value of all properties or assets of the Company and its Restricted Subsidiaries that are the subject of such Disposition, when combined with the aggregate net book value of all properties or assets of the Company and its Restricted Subsidiaries that were the subject of Dispositions (other than the Traffic Sale Transaction) prior to such time and after the Fifth Amendment Effective Date, exceeds 33% of Consolidated Total Assets determined as of the Fifth Amendment Effective Date (after giving effect to the Traffic Sale Transaction), either (A) such Disposition is made solely in consideration for the payment of cash or Cash Equivalents, and the Company applies 100% of the Net Cash Proceeds from such Disposition to prepay the Notes pursuant to Section 7.3 hereof, or (B) simultaneously with such Disposition the Company pays all principal, interest and other amounts owing in respect of this Agreement, the Notes and the other Financing Documents.”
(h) Section 9.10 of the Existing Securities Purchase Agreement is hereby amended and restated in its entirety to read as follows:
“Section 9.10. [Intentionally Omitted.]”
(i) Section 9.13 of the Existing Securities Purchase Agreement is hereby amended and restated in its entirety to read as follows:

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“Section 9.13. [Intentionally Omitted.]”
(j) Section 9.14 of the Existing Securities Purchase Agreement is hereby amended and restated in its entirety to read as follows:
“Section 9.14. [Intentionally Omitted.]”
(k) Section 10 of the Existing Securities Purchase Agreement is hereby amended by amending and restating clauses (j), (k) and (m) thereof in their entirety to read as follows:
“(j) [Intentionally Omitted]; or
(k) [Intentionally Omitted]; or
(m) [Intentionally Omitted].”
(l) Section 15 of the Existing Securities Purchase Agreement is hereby amended and restated in its entirety to read as follows:
“SECTION 15. ENTIRE AGREEMENT.
This Agreement and the other Financing Documents embody the entire agreement and understanding between the New Noteholders and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.”
(m) Section 20.8 of the Existing Securities Purchase Agreement is hereby amended and restated in its entirety to read as follows:
“Section 20.8. Certain Provisions Applicable to Gores in Gores’ Capacity and Status as a New Noteholder and Not in Any Other Capacity or Status.
Notwithstanding anything to the contrary contained in this Agreement, Gores Radio agrees on behalf of itself and its Affiliates that all indebtedness evidenced by the Gores Notes, including principal, interest and all other amounts payable thereunder will be subordinate and junior in right of payment to the Senior Debt (as such term is defined in the Gores Notes Subordination Agreement) to the extent set forth in, and in accordance with the terms of, the Gores Notes Subordination Agreement.”
(n) Schedule B (“Defined Terms”) to the Existing Securities Purchase Agreement is hereby amended by adding the following new definitions in their appropriate alphabetical order:

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“Consolidated Total Assets” means, as of any date of determination, all assets of the Company and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP.
“Disposition” has the meaning set forth in Section 9.9.
“Fifth Amendment” means that certain Fifth Amendment to Securities Purchase Agreement, dated as of April 29, 2011, by and among the Company and the New Noteholders parties thereto.
“Fifth Amendment Effective Date” means April 29, 2011.
“Senior Leverage Amendment Fee” has the meaning set forth in the Second Amendment.
“Traffic Sale Transaction” has the meaning set forth in the Fifth Amendment.
2. Conditions to Effectiveness of this Amendment. This Amendment shall become effective when (and no provision of this Amendment shall be effective until) each of the following conditions has been satisfied:
(a) each Noteholder shall have received:
(i) a copy of this Amendment executed by the Company, the Subsidiary Guarantors and the Required Holders;
(ii) a copy of the fully executed Sixth Bank Amendment in form and substance reasonably satisfactory to the Required Holders (such receipt and satisfaction to be evidenced by the execution and delivery of this Amendment by the Required Holders), a true, correct and complete copy of which is attached hereto as Annex 1;
(iii) a fully executed copy of the Stock Purchase Agreement; and
(iv) a written acknowledgement from Gores to all other holders of the Notes in the form of Annex 2 hereto that it is not entitled to any portion of the Pay-Down Amount; and
(b) the following additional conditions shall have been satisfied:
(i) the representations and warranties set forth in Section 3 of this Amendment shall be true and correct as of the date hereof;
(ii) the Company shall consummate the Traffic Sale Transaction on the Effective Date substantially concurrently with the execution of this Amendment pursuant to and in accordance with, the terms of the Stock Purchase Agreement;

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(iii) to the extent that such Noteholder has executed that certain letter agreement, dated as of the Effective Date, waiving the 5 day notice period required in connection with any optional prepayment of the Notes pursuant to Section 7.3 of the Securities Purchase Agreement (the “Prepayment Notice Waiver”), payment to such Noteholder (other than Gores) by wire transfer of immediately available funds of the entire outstanding principal amount of the Non-Gores Notes held by such Noteholder (including, without limitation and for the avoidance of doubt, all Capitalized Interest Amounts in respect thereof) and all interest on such Non-Gores Notes accrued to the date of payment thereof;
(iv) payment of the reasonable fees, charges and disbursements of counsel to, and the financial advisor for, the Noteholders incurred in connection with this Amendment that are invoiced on or prior to the date hereof (as set forth in invoices provided by Bingham McCutchen LLP and Conway, Del Genio, Gries & Co., LLC, respectively, to the Company on or prior to the date hereof); and
(v) all corporate and other proceedings in connection with the transactions contemplated by this Amendment and all documents and instruments incident to such transactions shall be reasonably satisfactory to the Required Holders and their special counsel (such satisfaction to be evidenced by the execution and delivery of this Amendment by the Required Holders).
The date on which all such conditions to the effectiveness of this Amendment have been met is referred to herein as the “Effective Date”.
3. Representations and Warranties. To induce the Noteholders to enter into this Amendment, the Company hereby represents and warrants to the Noteholders that:
(a) The execution and delivery by the Company of this Amendment, and the performance by the Company of this Amendment, the Sixth Bank Amendment and the Securities Purchase Agreement (i) are within the Company’s power and authority; (ii) have been duly authorized by all necessary corporate action; (iii) are not in contravention of any provision of the Company’s certificate of incorporation or bylaws or other organizational documents; (iv) do not violate any law or regulation, or any order or decree of any Governmental Authority applicable to the Company or any Subsidiary; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any such Subsidiary or any of their respective property is bound; (vi) do not result in the creation or imposition of any Lien upon any of the property of the Company or any of its Subsidiaries (except pursuant to the Security Documents); and (vii) except for such consents or approvals as have already been obtained, do not require the consent or approval of any Governmental Authority or any other Person.

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(b) This Amendment has been duly executed and delivered by the Company and this Amendment constitutes, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general or by general principles of equity.
(c) No Default or Event of Default has occurred and is continuing as of the date hereof and as of the Effective Date.
(d) Other than payment of the reasonable fees, charges and disbursements of counsel to the Banks incurred in connection with the Sixth Bank Amendment, no consideration has been paid or is payable by the Company to any other Person, in its capacity as lender and/or guarantor, as an inducement to the Company’s or such Person’s execution and delivery of the Sixth Bank Amendment.
(e) The representations and warranties of the Company and each other Obligor contained in the Securities Purchase Agreement and each of the other Financing Documents are true and correct as of the date hereof as if made on the date hereof (other than those which, by their terms, specifically are made as of certain dates prior to the date hereof, which are true and correct as of such dates).
4. Agreement to Pay-Down. The Company shall (a) substantially concurrently with the consummation of the Traffic Sale Transaction on the Effective Date, (i) exercise its option under Section 7.3 of the Securities Purchase Agreement to prepay the entire outstanding principal amount of the Non-Gores Notes, all interest on such Non-Gores Notes accrued to the date of payment thereof (including, without limitation and for the avoidance of doubt, all Capitalized Interest Amounts) and all fees and other amounts payable in connection therewith (other than the Senior Leverage Amendment Fee) (the “Pay-Down Amount”) and (ii) pay or cause to be paid to each Noteholder that has executed the Prepayment Notice Waiver on the Effective Date, the entire outstanding principal amount of the Non-Gores Notes held by such Noteholder (including, without limitation and for the avoidance of doubt, all Capitalized Interest Amounts in respect thereof) and all interest on such Non-Gores Notes accrued to the date of payment thereof and all fees and other amounts payable in connection therewith (other than the Senior Leverage Amendment Fee), and (b) pay or cause to be paid to each Noteholder (other than Gores) that has not executed the Prepayment Notice Waiver on the fifth day following the Effective Date, the entire outstanding principal amount of the Non-Gores Notes held by such Noteholder (including, without limitation and for the avoidance of doubt, all Capitalized Interest Amounts in respect thereof) and all interest on such Non-Gores Notes accrued to the date of payment thereof and all fees and other amounts payable in connection therewith (other than the Senior Leverage Amendment Fee). The repayment of the Non-Gores Notes required by this Section 4 is referred to herein as the “Required Note Pay-Down”. The portion of the Pay-Down Amount payable to each Noteholder is set forth on Annex 4 hereto if such payment is made on or before 2:00 p.m. (New York, New York time) on April 29, 2011.

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5. Senior Leverage Amendment Fee. Notwithstanding anything to the contrary set forth in the Second Amendment, the Senior Leverage Amendment Fee shall be payable on the earliest of (a) July 15, 2012, (b) the date on which the Gores Notes are paid in full or surrendered, (c) the date on which all of the Collateral is released from the Liens created pursuant to the Security Documents in accordance with Section 7.2 of the Amended and Restated Intercreditor and Collateral Trust Agreement and (d) the date on which the Gores Notes outstanding under the Financing Documents are refinanced (such earliest date, the “Senior Leverage Amendment Fee Payment Date”). The Company may prepay the Senior Leverage Amendment Fee in full at any time prior to the Senior Leverage Amendment Fee Payment Date (such date, the “Discounted Fee Payment Date”) by paying to each holder of Notes an amount equal to the Senior Leverage Amendment Fee discounted from July 15, 2012 to the Discounted Fee Payment Date at a 15% per annum discount rate (such amount, the “Discounted Senior Leverage Amendment Fee”). For the avoidance of doubt, payment in full by the Company of the Discounted Senior Leverage Amendment Fee prior to the Senior Leverage Amendment Fee Payment Date shall satisfy the Company’s obligations with respect to the Senior Leverage Amendment Fee; provided, however, if the Gores Notes are paid in full, surrendered or refinanced within thirty (30) days after the Discounted Fee Payment Date, the Company shall pay to each holder of Notes, on such date the Gores Notes are paid in full, surrendered or refinanced, an amount equal to (a) the Senior Leverage Amendment Fee less (b) the Discounted Senior Leverage Amendment Fee previously paid to the holders of the Notes.
6. Consent and Waiver. Effective as of the Effective Date, (a) the Collateral Trustee and the Required Holders hereby consent to the Traffic Sale Transaction pursuant to and in accordance with the terms of the Stock Purchase Agreement, including, without limitation, the sale of the Purchased Assets from the Company to Purchaser and the transactions contemplated by the Stock Purchase Agreement, and (b) the Noteholders hereby agree and instruct the Collateral Trustee to execute and release to the Company and the Purchaser that certain executed Partial Release of Collateral and Release of Guarantors attached hereto as Annex 3 (the “Partial Collateral Release”) concurrently with the consummation of the Traffic Sale Transaction, whereupon the Partial Collateral Release shall be in full force and effect.
7. Effect of Amendment. Except as expressly set forth herein and in the Partial Collateral Release, all terms of the Existing Securities Purchase Agreement, as amended hereby, each other Financing Document and any document entered into in connection therewith, shall be and remain in full force and effect. Except as expressly set forth herein and in the Partial Collateral Release, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Noteholders under the Existing Securities Purchase Agreement, any other Financing Document or any other documents entered into in connection therewith, nor constitute a waiver of any provision of the Existing Securities Purchase Agreement, any other Financing Document or any other documents entered into in connection therewith. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment may refer to the Existing Securities Purchase Agreement without making specific reference to this Amendment, but nevertheless all such references shall include this Amendment unless the context otherwise requires.

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8. Confirmation of Amended and Restated Guarantee. By executing this Amendment each of the Subsidiary Guarantors (other than the Traffic Subsidiaries) acknowledges and confirms that (a) the Amended and Restated Guarantee continues in full force and effect notwithstanding the Securities Purchase Agreement Amendments and (b) the indebtedness, liabilities and obligations of the Company under the Securities Purchase Agreement, each other Financing Document and this Amendment constitute indebtedness, liabilities and obligations guaranteed under the Amended and Restated Guarantee. Nothing in this Amendment extinguishes, novates or releases any right, claim, or entitlement of any of the Noteholders created by or contained in the Securities Purchase Agreement, the Notes or the Amended and Restated Guarantee nor is the Company or any Subsidiary Guarantor released from any covenant, warranty or obligation created by or contained herein or therein, except as such rights, claims, entitlements, covenants and obligations are specifically extinguished, released or amended by this Amendment and as specifically provided in the Partial Collateral Release.
9. Confirmation of Lien. The Company agrees that the Collateral Trustee’s Liens shall continue to attach to a portion of the Net Cash Proceeds from the sale of the Purchased Assets equal to the Pay-Down Amount until payment to the Noteholders (other than Gores) of such Pay-Down Amount (and with respect to any remaining portion of such Net Cash Proceeds that is required to be deposited into escrow pursuant to the terms of the Stock Purchase Agreement, the Company acknowledges that, for the avoidance of doubt, the Collateral Trustee’s Liens shall reattach to all or any portion of such proceeds that are subsequently returned to the Company, in accordance with the terms of the Security Documents).
10. Consent to Sixth Bank Amendment. Subject to the satisfaction of the conditions set forth in Section 2 hereof, the Noteholders hereby consent to the execution and delivery of the Sixth Bank Amendment in the form attached as Annex 1, and agree that Wells Fargo Capital Finance, LLC and the Banks can rely on this consent as intended third party beneficiaries without the need to independently verify whether any of the conditions precedent to the effectiveness of this Amendment have been satisfied and this sentence may not be amended, modified or supplemented without the prior written consent of Wells Fargo Capital Finance, LLC and the Banks.
11. Release.
(a) In consideration of the agreements of the Noteholders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Company and each Subsidiary Guarantor, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges the Noteholders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers,

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attorneys, financial advisors, employees, agents and other representatives (each Noteholder and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, either known or suspected, both at law and in equity, which the Company, any Subsidiary Guarantor or any of their successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with any of the Securities Purchase Agreement, any of the other Financing Documents or any other documents entered into in connection therewith or transactions thereunder or related thereto.
(b) Each of the Company and the Subsidiary Guarantors understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
12. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.
13. No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Existing Securities Purchase Agreement or an accord and satisfaction in regard thereto.
14. Amendments. This Amendment may not be amended, waived or modified without the prior written consent of the Company and the Required Holders.
15. Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
16. Fees and Expenses. Whether or not the Securities Purchase Agreement Amendments become effective, the Company will, in accordance with Section 14.1 of the Existing Securities Purchase Agreement, promptly (and in any event within 30 days of receiving any statement or invoice therefor) pay all reasonable fees, expenses and costs of the Noteholders relating to this Amendment, including, without limitation, the reasonable fees and disbursements of the Noteholders’ special counsel, Bingham McCutchen LLP, and financial advisor, Conway, Del Genio, Gries & Co., LLC.

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17. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.
18. Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
19. Entire Understanding. This Amendment and the other Financing Documents set forth the entire understanding of the parties with respect to the matters set forth herein and therein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.
20. Headings. The headings of the sections of this Amendment are inserted for convenience only and shall not be deemed to constitute a part of this Amendment.
[Signature Pages To Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

COMPANY: WESTWOOD ONE, INC.
By:	/s/ Roderick M. Sherwood, III
	Name:	Roderick M. Sherwood, III
	Title:	President and CFO

[Signature page to Fifth Amendment to Securities Purchase Agreement — Westwood One, Inc.]

SUBSIDIARY GUARANTORS:

METRO NETWORKS COMMUNICATIONS, INC.

METRO NETWORKS COMMUNICATIONS, LIMITED PARTNERSHIP

By:	METRO NETWORKS COMMUNICATIONS, INC.,
as General Partner

METRO NETWORKS, INC.

METRO NETWORKS SERVICES, INC.

SMARTROUTE SYSTEMS, INC.

WESTWOOD NATIONAL RADIO CORPORATION

WESTWOOD ONE PROPERTIES, INC.

WESTWOOD ONE RADIO, INC.

WESTWOOD ONE RADIO NETWORKS, INC.

WESTWOOD ONE STATIONS — NYC, INC.

TLAC, Inc.

By:	/s/ Roderick M. Sherwood, III
	Name:	Roderick M. Sherwood, III
	Title:	Authorized Signatory
[Signature page to Fifth Amendment to Securities Purchase Agreement — Westwood One, Inc.]

The foregoing is hereby agreed to as of the date thereof.

GORES RADIO HOLDINGS, LLC
By:	The Gores Group, LLC, its Manager

By: /s/ Steven G. Eisner
Name: Steven G. Eisner
Title: Senior Vice President

The foregoing is hereby agreed to as of the date thereof.

ING LIFE INSURANCE AND ANNUITY COMPANY
RELIASTAR LIFE INSURANCE COMPANY
SECURITY LIFE OF DENVER INSURANCE COMPANY
(successor by merger to Southland Life Insurance Company)
By:	ING Investment Management LLC, as Agent

	By:	/s/ Gregory R. Addicks Name: Gregory R. Addicks
Title: Senior Vice President

NEW YORK LIFE INSURANCE COMPANY

By:	/s/ Ronald G. Brandon

Name: Ronald G. Brandon
Title: Corporate Vice President

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
By:	New York Life Investment Management LLC, its Investment Manager

	By:	/s/ Ronald G. Brandon Name: Ronald G. Brandon
Title: Director

NEW YORK LIFE INSURANCE AND ANNUITY
CORPORATION INSTITUTIONALLY OWNED
LIFE INSURANCE SEPARATE ACCOUNT (BOLI 3)
By:	New York Life Investment Management LLC, its Investment Manager

	By:	/s/ Ronald G. Brandon

Name: Ronald G. Brandon
Title: Director

ALLSTATE LIFE INSURANCE COMPANY

By:	/s/ Mark Cloghessy

Name: Mark Cloghessy
Title: Authorized Signatory

By:	/s/ Jerry D. Zinkula

Name: Jerry D. Zinkula
Title: Authorized Signatory

MONUMENTAL LIFE INSURANCE COMPANY
By:	AEGON USA Investment Management, LLC
As Investment Advisor

	By:	/s/ Bill Henrickson Name: Bill Henrickson
Title: Vice President

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
By:	Babson Capital Management LLC as Investment Adviser

	By:	/s/ Elisabeth A. Perenick Name: Elisabeth A. Perenick
Title: Managing Director

C.M. LIFE INSURANCE COMPANY
By:	Babson Capital Management LLC as Investment Adviser

	By:	/s/ Elisabeth A. Perenick Name: Elisabeth A. Perenick
Title: Managing Director

MASSMUTUAL ASIA LIMITED
By:	Babson Capital Management LLC as Investment Adviser

	By:	/s/ Elisabeth A. Perenick
Name: Elisabeth A. Perenick
Title: Managing Director

NATIONWIDE LIFE INSURANCE COMPANY
NATIONWIDE MUTUAL INSURANCE COMPANY
NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
SCOTTSDALE INSURANCE COMPANY
NATIONWDIE LIFE INSURANCE COMPANY (successor in
interest to Nationwide Life Insurance Company of America)

By:	/s/ Thomas A. Shanklin

Name: Thomas A. Shanklin
Title: Authorized Signatory

HARTFORD FIRE INSURANCE COMPANY
By:	Hartford Investment Management Company,
Its Agent and Attorney-in-Fact

	By:	/s/ William N. Holm, Jr.
Name: William N. Holm, Jr.
Title: Executive Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY
By:	Prudential Investment Management, Inc., as investment manager

	By:	/s/ Paul H. Procyk
Name: Paul H. Procyk
Title: Vice President

AMERITAS LIFE INSURANCE CORP.
By:	Summit Investment Partners, as Agent

	By:	/s/ Andrew S. White
Name: Andrew S. White
Title: Managing Director — Private Placements

ACACIA LIFE INSURANCE COMPANY
By:	Summit Investment Partners, as Agent

	By:	/s/ Andrew S. White
Name: Andrew S. White
Title: Managing Director — Private Placements

JPMORGAN CHASE BANK, N.A.

By:	/s/ Neil R. Boylan

Name: Neil R. Boylan
Title: Managing Director

BANK OF AMERICA, N.A.

By:	/s/ F.A. Zagar

Name: F.A. Zagar
Title: Senior Vice President

SUNTRUST BANK

By:	/s/ Samuel M. Ballestersos

	Name:	Samuel M. Ballestersos
	Title:	Senior Vice President

E.SUN COMMERCIAL BANK, LTD., LOS ANGELES BRANCH

By:	/s/ Edward Chen

	Name:	Edward Chen
	Title:	VP & General Manager

THE BANK OF NEW YORK MELLON

By:	/s/ Gordon B. Berger

	Name:	Gordon B. Berger
	Title:	Managing Director

UNION BANK, N.A.

By:	/s/ T. Kevin Powells

	Name:	T. Kevin Powells
	Title:	Vice President

BANK OF TOKYO-MITSUBISHI UFJ TRUST COMPANY

By:	/s/ David Noda

	Name:	David Noda
	Title:	Managing Director
[Signature page to Fifth Amendment to Securities Purchase Agreement — Westwood One, Inc.]

Acknowledged and Agreed:
THE BANK OF NEW YORK MELLON, not in its
individual capacity but solely as Collateral Trustee

By:	/s/ Scott I. Klein
Name: Scott I. Klein
Title: Vice President

[Signature page to Fifth Amendment to Securities Purchase Agreement — Westwood One, Inc.]

ANNEX 1
Sixth Bank Amendment
See Exhibit 10.2

Annex 1-1

ANNEX 2
Written Acknowledgement of Gores
[Intentionally omitted]

Annex 2-1

ANNEX 3
Partial Release of Collateral and Release of Guarantors
[Intentionally omitted]

Annex 3-1

ANNEX 4
Pay-Down Amounts
[Intentionally omitted]

Annex 4-1